LIVE NATION ENTERTAINMENT REPORTS FIRST QUARTER 2020 RESULTS

Highlights
•	Over 90% of Fans Opting to Keep Tickets for Shows Over Refunds
•	91% of Global Live Music Goers Say They Want to Return to Concerts
•	$600 Million Cost Reduction Program Target in 2020
•	$1.0 Billion Cash Management Program Target in 2020

LOS ANGELES – May 7, 2020 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended March 31, 2020.

At the beginning of the year, we were on track for tremendous growth across all our businesses with both fan demand and artist touring increasing on a global basis. However, in mid-March we came to a halt and we have held no concerts in almost two months. Despite these challenging times, we continue to have full confidence in the long-term supply and demand dynamics of the live concerts industry, Live Nation’s leadership position and our business model’s ability to successfully deliver profitable growth and shareholder value.

Ensuring Health & Safety
Our top priority is to ensure the health and safety of our employees, fans and artists. Like most of the world, we have been working remotely since mid-March and we will return to work only after there is clear consensus that it is safe to do so, and then in appropriate numbers with expanded cleaning and social distancing protocols. Similarly, we recognize the experience at our venues will change when concerts start back up, and we are working with medical experts and public health officials on procedures to keep people safe while enjoying our shows.

When we asked over eight thousand fans across North America about their requirements for returning to shows, they had two clear priorities – with 85% of fans stating they want increased cleaning and sanitizing of the venues and ready access to hand sanitizing stations, while no other actions received more than 40% support. In addition, we expect to have additional safety protocols in place, potentially including reduced capacity, touchless concessions and creative ways to apply our digital ticketing technology.

Planning For Reopening
Our next priority is planning for the reopening of concerts when the time is right. First and foremost, we will let the facts and science tell us when we should start putting on concerts again. We are working with the government at the federal and state levels in the U.S. and across all countries, building plans that fit within reopening phases for each specific market. In the meantime, we have fortified our balance sheet to have the resources to ramp up quickly when the time is right.

We know from fans that demand will be there when the shows return. Globally, over 90% of fans are holding on to their tickets for rescheduled shows where refunds are available, which is the clearest demonstration of pent up demand that will enable us to quickly start concerts back up. Reinforcing this, in a global survey of ten thousand live music goers, over 90% indicate they will be back to concerts once possible to do so. Looking further out, given that 80% of shows have been rescheduled rather than canceled, and as we noted almost all fans are holding on to their tickets, we believe 2021 can return to show volume and fan attendance at levels consistent with what we’ve seen in recent years.

Well Positioned to Lead Live Industry
As we plan the resumption of concerts, we are also seeing a number of innovations within our company as artists look to stay connected to fans. Almost a million fans have come to our Live From Home site to find virtual tours and acoustic performances from home. We’ve seen millions of fans in over a hundred different countries join Insomniac’s Virtual Rave-A-Thons, while drive-in concerts are finding a new purpose as socially distanced concert halls.

Throughout all this, we remain motivated by the long-term potential of global live events. It is in our DNA to gather, socialize and celebrate and, as we provide reassurances on health and safety at the venues, we expect our business to build back. Live Nation is best positioned in the live ecosystem to play the long game, capture new opportunities and continue leading the industry into the future.

Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

a
Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Contact:
Jackie Beato
(310) 975-6858
Investors: IR@livenation.com
Media: Media@livenation.com

FINANCIAL HIGHLIGHTS – 1st QUARTER
(unaudited; $ in millions)

	Q1 2020 Reported	Q1 2019 Reported	Growth	Q1 2020 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$993.4	$1,318.1	(25%)	$1,006.0	(24%)
Ticketing	284.3	337.6	(16%)	285.5	(15%)
Sponsorship & Advertising	90.3	75.1	20%	91.5	22%
Other and Eliminations	(2.3)	(3.0)	23%	(2.3)	23%
	$1,365.7	$1,727.8	(21%)	$1,380.7	(20%)

Operating Income (Loss)
Concerts	$(161.1)	$(59.1)	*	$(162.6)	*
Ticketing	(15.9)	42.6	*	(16.6)	*
Sponsorship & Advertising	38.2	32.2	19%	39.0	21%
Other and Eliminations	(1.5)	(0.1)	*	(1.5)	*
Corporate	(32.4)	(39.4)	18%	(32.4)	18%
	$(172.7)	$(23.8)	*	$(174.1)	*

Adjusted Operating Income (Loss)
Concerts	$(88.1)	$5.4	*	$(89.1)	*
Ticketing	44.9	100.4	(55%)	44.6	(56%)
Sponsorship & Advertising	46.6	39.9	17%	47.4	19%
Other and Eliminations	(2.8)	(1.5)	(87%)	(2.8)	(87%)
Corporate	(21.1)	(28.8)	27%	(21.1)	27%
	$(20.5)	$115.4	*	$(21.0)	*
*percentages are not meaningful

•As of March 31, 2020, total cash and cash equivalents were $3.3 billion, which includes $842 million in ticketing client cash and $817 million in free cash.
•Event-related deferred revenue was $2.0 billion as of March 31, 2020, compared to $1.8 billion as of March 31, 2019.
•For the year ended March 31, 2020, net cash provided by operating activities was $632 million and free cash flow — adjusted was $(115) million.
•We currently expect capital expenditures for the full year to be approximately $200 million.

KEY OPERATING METRICS

	Q1 2020	Q1 2019
	(in thousands except estimated events)
Concerts (1)
Events:
North America	4,790	5,675
International	2,277	2,532
Total estimated events	7,067	8,207
Fans:
North America	5,773	8,965
International	4,640	5,957
Total estimated fans	10,413	14,922
Ticketing (2)
Fee-bearing tickets	36,209	50,026
Non-fee-bearing tickets	55,260	67,115
Total estimated tickets	91,469	117,141

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.
(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticketing metrics are net of any refunds that occurred in the period and any cancellations during the period and up to the time of reporting of our financial statements.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q1 2020	Q1 2019
Net cash provided by operating activities	$631.7	$469.1
Less: Changes in operating assets and liabilities (working capital)	(701.4)	(391.8)
Free cash flow from earnings	$(69.7)	$77.3
Less: Maintenance capital expenditures	(30.4)	(24.5)
Distributions to noncontrolling interests	(15.1)	(49.9)
Free cash flow — adjusted	$(115.2)	$2.9

Net cash used in investing activities	$(122.4)	$(84.9)

Net cash provided by (used in) financing activities	$382.4	$(71.5)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	March 31, 2020
Cash and cash equivalents	$3,269.9
Client cash	(841.5)
Deferred revenue — event-related	(1,960.7)
Accrued artist fees	(51.6)
Collections on behalf of others	(46.2)
Prepaid expenses — event-related	447.4
Free cash	$817.3

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the company’s cost and cash savings program; the long-term economics of the live concerts industry and the ability of the company’s business model to deliver profitable growth and shareholder value; the timeline for recommencing concerts and the cleaning, distancing and safety protocol that will be in place; the speed with which the company will be able to resume operations; fan demand when concerts resume; show volume and fan attendance for 2021; the company’s future leadership position within the industry; and the company’s anticipated capital expenditures for the year. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended March 31, 2020

Concerts	$(161.1)	$2.4	$0.1	$72.2	$—	$(1.7)	$(88.1)	$(1.0)	$(89.1)
Ticketing	(15.9)	1.7	—	38.2	20.2	0.7	44.9	(0.3)	44.6
Sponsorship & Advertising	38.2	0.9	—	7.5	—	—	46.6	0.8	47.4
Other & Eliminations	(1.5)	—	—	0.1	(1.4)	—	(2.8)	—	(2.8)
Corporate	(32.4)	6.8	—	4.1	—	0.4	(21.1)	—	(21.1)
Total Live Nation	$(172.7)	$11.8	$0.1	$122.1	$18.8	$(0.6)	$(20.5)	$(0.5)	$(21.0)

	Three Months Ended March 31, 2019

Concerts	$(59.1)	$3.5	$(0.1)	$51.3	$—	$9.8	$5.4	$—	$5.4
Ticketing	42.6	1.5	—	37.4	18.7	0.2	100.4	—	100.4
Sponsorship & Advertising	32.2	0.6	—	7.1	—	—	39.9	—	39.9
Other & Eliminations	(0.1)	—	—	0.1	(1.5)	—	(1.5)	—	(1.5)
Corporate	(39.4)	7.6	—	3.0	—	—	(28.8)	—	(28.8)
Total Live Nation	$(23.8)	$13.2	$(0.1)	$98.9	$17.2	$10.0	$115.4	$—	$115.4

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2020	December 31, 2019
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$3,269,863	$2,470,362
Accounts receivable, less allowance of $51,555 and $50,516 respectively	759,432	994,606
Prepaid expenses	736,369	667,044
Restricted cash	11,848	3,880
Other current assets	73,513	57,007
Total current assets	4,851,025	4,192,899
Property, plant and equipment, net	1,128,169	1,117,932
Operating lease assets	1,405,018	1,402,019
Intangible assets
Definite-lived intangible assets, net	905,904	870,141
Indefinite-lived intangible assets	368,773	368,954
Goodwill	1,999,979	1,998,498
Long-term advances	749,602	593,699
Other long-term assets	452,974	431,473
Total assets	$11,861,444	$10,975,615
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$907,555	$1,005,888
Accounts payable	87,840	100,237
Accrued expenses	1,229,321	1,391,486
Deferred revenue	2,273,494	1,391,032
Current portion of long-term debt, net	36,036	37,795
Current portion of operating lease liabilities	121,983	121,950
Other current liabilities	73,827	59,211
Total current liabilities	4,730,056	4,107,599
Long-term debt, net	3,651,019	3,271,262
Long-term operating lease liabilities	1,380,192	1,374,481
Long-term deferred income taxes	178,535	178,173
Other long-term liabilities	247,204	130,648
Commitments and contingent liabilities
Redeemable noncontrolling interests	443,606	449,498
Stockholders' equity
Common stock	2,118	2,113
Additional paid-in capital	2,260,509	2,245,619
Accumulated deficit	(1,137,082)	(949,334)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(259,326)	(145,713)
Total Live Nation stockholders' equity	859,354	1,145,820
Noncontrolling interests	371,478	318,134
Total equity	1,230,832	1,463,954
Total liabilities and equity	$11,861,444	$10,975,615

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2020	2019
	(in thousands, except share and per share data)
Revenue	$1,365,693	$1,727,828
Operating expenses:
Direct operating expenses	873,820	1,151,604
Selling, general and administrative expenses	514,021	464,866
Depreciation and amortization	122,080	98,912
Loss (gain) on disposal of operating assets	130	(147)
Corporate expenses	28,312	36,456
Operating loss	(172,670)	(23,863)
Interest expense	43,999	36,515
Interest income	(4,473)	(2,548)
Equity in earnings of nonconsolidated affiliates	(2,572)	(3,144)
Other expense (income), net	4,628	(3,403)
Loss before income taxes	(214,252)	(51,283)
Income tax expense (benefit)	(3,330)	3,958
Net loss	(210,922)	(55,241)
Net loss attributable to noncontrolling interests	(26,138)	(2,797)
Net loss attributable to common stockholders of Live Nation	$(184,784)	$(52,444)

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.94)	$(0.31)

Weighted average common shares outstanding:
Basic and diluted	211,048,294	208,908,323

Reconciliation to net loss available to common stockholders of Live Nation:
Net loss attributable to common stockholders of Live Nation	$(184,784)	$(52,444)
Accretion of redeemable noncontrolling interests	(14,540)	(12,312)
Net loss available to common stockholders of Live Nation - basic and diluted	$(199,324)	$(64,756)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2020	2019
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(210,922)	$(55,241)
Reconciling items:
Depreciation	57,844	51,672
Amortization	64,236	47,240
Amortization of non-recoupable ticketing contract advances	18,811	17,237
Non-cash compensation expense	11,732	13,205
Other, net	(11,376)	3,150
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	227,913	(90,637)
Increase in prepaid expenses and other assets	(207,157)	(312,032)
Decrease in accounts payable, accrued expenses and other liabilities	(316,204)	(44,915)
Increase in deferred revenue	996,798	839,371
Net cash provided by operating activities	631,675	469,050
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(10,688)	(4,037)
Collections of notes receivable	10,218	1,078
Purchases of property, plant and equipment	(84,563)	(57,136)
Cash paid for acquisitions, net of cash acquired	(32,508)	(9,882)
Other, net	(4,830)	(14,893)
Net cash used in investing activities	(122,371)	(84,870)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	419,418	557
Payments on long-term debt	(6,032)	(13,573)
Distributions to noncontrolling interests	(15,114)	(49,884)
Purchases and sales of noncontrolling interests, net	(14,030)	(1,463)
Other, net	(1,820)	(7,128)
Net cash provided by (used in) financing activities	382,422	(71,491)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(84,257)	(6,700)
Net increase in cash, cash equivalents and restricted cash	807,469	305,989
Cash, cash equivalents and restricted cash at beginning of period	2,474,242	2,378,203
Cash, cash equivalents and restricted cash at end of period	$3,281,711	$2,684,192